Exhibit 99.1

Globus Medical Reports Fourth Quarter and Full Year 2021 Results

AUDUBON, PA, February 17, 2022: Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal solutions company, today announced its financial results for the fourth quarter and year ended December 31, 2021.

Fourth Quarter 2021:

•	Worldwide net sales were $250.0 million, an increase of 7.1% as compared to the fourth quarter of 2020
•	GAAP net income for the quarter was $15.1 million
•	GAAP diluted earnings per share (“EPS”) was $0.14 and non-GAAP diluted EPS was $0.49
•	Non-GAAP adjusted EBITDA was $85.2 million, or 34.1% of net sales

Full Year 2021:

•	Worldwide net sales were $958.1 million, an increase of 21.4% as compared to the full year of 2020
•	GAAP net income for the year was $149.2 million
•	GAAP diluted EPS was $1.44 and non-GAAP diluted EPS was $2.04 for the year
•	Non-GAAP adjusted EBITDA was $331.4 million, or 34.6% of net sales

“Our fourth quarter results topped off another record-breaking year for Globus Medical, as we continued to perform well above our peers in growth as well as profitability,” said Dave Demski, President and CEO.  “The clinical superiority of ExcelsiusGPS® continues to be the primary factor driving Enabling Technology momentum, which produced a record $25 million in revenue for the fourth quarter and $81 million for 2021, a 100% increase over 2020.  Musculoskeletal Solutions also completed another outstanding year of market-share gains, led by US Spine with 18% growth, International Spine with 12% growth and Trauma with 39% growth. I want to thank all of our customers and team members for their belief and support and look forward to a very bright future together.”

Worldwide net sales for the fourth quarter were $250.0 million, an as-reported increase of 7.1% over the fourth quarter of 2020, and an increase of 7.4% on a constant currency basis.  U.S. net sales for the fourth quarter of 2021, including robotics, increased by 7.2% compared to the fourth quarter of 2020. International net sales increased by 6.8% over the fourth quarter of 2020 on an as-reported basis, and an increase of 8.7% on a constant currency basis.

Worldwide net sales for the full year of 2021 were $958.1 million, an increase of 21.4% as compared to the full year of 2020.  Non-GAAP diluted EPS was $2.04 for the full year of 2021.

GAAP net income for the fourth quarter was $15.1 million, a decrease of 71.5% over the same period in the prior year, driven primarily by the acquisition of in-process research and development during the fourth quarter. Diluted EPS for the fourth quarter was $0.14, compared to $0.52 for the fourth quarter of 2020. Non-GAAP diluted EPS for the fourth quarter of 2021 was $0.49, compared to $0.58 in the fourth quarter of 2020,  a decrease of 16.0% driven primarily by a higher tax rate and increased stock compensation expense.

Net cash provided by operating activities was $276.3 million, and non-GAAP free cash flow was $219.4 million for the full year of 2021. The Company remains debt free.

2022 Annual Guidance

Today the Company announced full year 2022 guidance with expected net sales of $1.025 billion and non-GAAP diluted earnings per share of $2.10.

Conference Call Information

Globus Medical will hold a teleconference to discuss its 2021 fourth quarter and full year results with the investment community at 4:30 p.m. Eastern Time today. Globus invites all interested parties to join the call by dialing:

1-877-313-2501     United States Participants

1-929-517-0907     International Participants

There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at www.globusmedical.com/investors.

The call will be archived until Thursday, February 24, 2022. The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S. The passcode for the audio replay is 117-3696.

About Globus Medical, Inc.

Based in Audubon, Pennsylvania, Globus Medical, Inc. was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.

Non-GAAP Financial Measures

To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures.  For example, non-GAAP Adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation expense, provision for litigation, acquisition related costs/licensing, and acquisition of in-process research and development, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense.  Our management also uses non-GAAP Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.  Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized.  Acquisition related costs/licensing represents the change in fair value of business-acquisition-related contingent consideration; costs related to integrating recently acquired businesses, including but not limited to costs to exit or convert contractual obligations, severance, and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees, as well as one-time licensing fees.  Acquisition of in-process research and development represents the expensing of acquired assets with no alternative future use and related fees.

In addition, for the period ended December 31, 2021 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP Diluted Earnings Per Share, which represent net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, acquisition related costs/licensing, acquisition of in-process research and development, and the tax effects of all of the foregoing adjustments.  The tax effect adjustment represents the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income.  The tax impact of the non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments, unless the underlying item has a materially different tax treatment, in which case the estimated tax rate applicable to the adjustment is used.  We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of litigation, amortization of intangibles, acquisition related costs/licensing, acquisition of in-process research and development, and the tax effects of all of the foregoing adjustments, which we believe are not reflective of underlying business trends.  Additionally, for the period ended December 31, 2021 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment.  We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions. Furthermore, the non-GAAP measure of constant currency net sales growth is calculated by translating current year net sales at the same average exchange rates in effect during the applicable prior year period.  We believe constant currency net sales growth provides insight to the comparative increase or decrease in period net sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency net sales growth are not calculated in conformity with U.S. GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency net sales growth may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms.  These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends.  Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted.  These risks and uncertainties include, but are not limited to, health epidemics, pandemics and similar outbreaks, including the COVID-19 pandemic, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks.  For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission.  These documents are available at www.sec.gov.   Moreover, we operate in an evolving environment.  New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements.  Forward-looking statements contained in this press release speak only as of the date of this press release.  We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands, except per share amounts)	2021	2020	2019	2021	2020	2019
Net sales	$250,021	$233,445	$211,667	$958,102	$789,042	$785,368
Cost of goods sold	61,796	60,859	48,760	239,223	217,463	179,975
Gross profit	188,225	172,586	162,907	718,879	571,579	605,393

Operating expenses:
Research and development	51,022	15,241	15,496	97,346	84,519	60,073
Selling, general and administrative	106,560	92,047	92,138	408,149	354,757	354,757
Provision for litigation	5,410	(188)	565	5,921	9	2,190
Amortization of intangibles	4,556	4,788	3,397	18,526	16,831	13,809
Acquisition related costs	2,477	2,163	1,331	16,984	4,030	2,575
Total operating expenses	170,025	114,051	112,927	546,926	460,146	433,404

Operating income/(loss)	18,200	58,535	49,980	171,953	111,433	171,989

Other income, net
Interest income/(expense), net	1,939	2,953	4,452	9,297	13,952	17,406
Foreign currency transaction gain/(loss)	(454)	527	(48)	(1,423)	(279)	75
Other income/(expense)	143	198	66	580	793	476
Total other income/(expense), net	1,628	3,678	4,470	8,454	14,466	17,957

Income/(loss) before income taxes	19,828	62,213	54,450	180,407	125,899	189,946
Income tax provision	4,722	9,256	8,920	31,216	23,614	34,736

Net income	$15,106	$52,957	$45,530	$149,191	$102,285	$155,210

Earnings per share:
Basic	$0.15	$0.54	$0.46	$1.48	$1.04	$1.57
Diluted	$0.14	$0.52	$0.44	$1.44	$1.01	$1.52
Weighted average shares outstanding:
Basic	101,495	98,958	99,601	100,734	98,580	99,150
Diluted	104,192	101,414	102,933	103,623	100,971	101,998

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	December 31,
(In thousands, except share and per share values)	2021	2020
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$193,069	$239,397
Short-term marketable securities	250,378	187,344
Accounts receivable, net of allowances of $4,962 and $4,408, respectively	164,436	141,676
Inventories	237,001	229,153
Prepaid expenses and other current assets	18,417	17,771
Income taxes receivable	1,215	6,424
Total current assets	864,516	821,765
Property and equipment, net of accumulated depreciation of $305,575 and $276,451, respectively	221,076	216,879
Long-term marketable securities	562,475	358,522
Intangible assets, net	68,660	86,949
Goodwill	179,708	156,716
Other assets	36,334	32,039
Deferred income taxes	24,494	6,615
Total assets	$1,957,263	$1,679,485

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$21,955	$18,205
Accrued expenses	91,168	78,334
Income taxes payable	1,046	1,101
Business acquisition liabilities	11,770	5,777
Deferred revenue	12,025	8,125
Payable to broker	2,200	9,250
Total current liabilities	140,164	120,792
Business acquisition liabilities, net of current portion	58,755	31,493
Deferred income taxes	4,314	6,202
Other liabilities	12,642	14,701
Total liabilities	215,875	173,188

Equity:
Class A common stock; $0.001 par value. Authorized 500,000,000 shares; issued and outstanding 79,113,916 and 77,284,007 shares at December 31, 2021 and December 31, 2020, respectively	79	77
Class B common stock; $0.001 par value. Authorized 275,000,000 shares; issued and outstanding 22,430,097 and 22,430,097 shares at December 31, 2021 and December 31, 2020, respectively	22	22
Additional paid-in capital	553,787	457,161
Accumulated other comprehensive loss	(6,772)	3,955
Retained earnings	1,194,272	1,045,082
Total equity	1,741,388	1,506,297
Total liabilities and equity	$1,957,263	$1,679,485

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Year Ended
	December 31,
(In thousands)	2021	2020	2019
Cash flows from operating activities:
Net income	$149,191	$102,285	$155,210
Adjustments to reconcile net income to net cash provided by operating activities:
Acquired in-process research and development	34,312	24,418	—
Depreciation and amortization	69,867	62,874	52,734
Amortization of premium (discount) on marketable securities	2,781	587	(1,089)
Write-down for excess and obsolete inventories, net	6,143	17,741	2,498
Stock-based compensation expense	30,586	27,073	26,085
Allowance for doubtful accounts	1,200	2,960	3,026
Change in fair value of business acquisition liabilities	16,807	2,674	1,787
Change in deferred income taxes	(17,615)	(4,338)	4,302
(Gain)/loss on disposal of assets, net	464	809	866
Payment of business acquisition related liabilities	(210)	(700)	—
(Increase)/decrease in:
Accounts receivable	(25,895)	10,696	(18,306)
Inventories	(11,971)	(50,111)	(50,018)
Prepaid expenses and other assets	(6,178)	(11,088)	(12,263)
Increase/(decrease) in:
Accounts payable	3,684	(6,352)	773
Accrued expenses and other liabilities	17,896	17,608	7,043
Income taxes payable/receivable	5,212	1,657	(673)
Net cash provided by/(used in) operating activities	276,274	198,793	171,975
Cash flows from investing activities:
Purchases of marketable securities	(622,359)	(223,540)	(346,526)
Maturities of marketable securities	227,908	134,462	247,008
Sales of marketable securities	109,898	68,897	53,786
Purchases of property and equipment	(56,898)	(63,658)	(70,750)
Acquisition of businesses, net of cash acquired and purchases of intangible and other assets	(34,488)	(33,483)	(23,799)
Net cash provided by/(used in) investing activities	(375,939)	(117,322)	(140,281)
Cash flows from financing activities:
Payment of business acquisition liabilities	(9,349)	(6,316)	(6,597)
Proceeds from exercise of stock options	63,496	72,322	31,036
Repurchase of common stock	—	(104,669)	—
Net cash provided by/(used in) financing activities	54,147	(38,663)	24,439
Effect of foreign exchange rate on cash	(810)	865	(156)
Net increase in cash, cash equivalents, and restricted cash	(46,328)	43,673	55,977
Cash, cash equivalents, and restricted cash at beginning of period	239,397	195,724	139,747
Cash, cash equivalents, and restricted cash at end of period	$193,069	$239,397	$195,724
Supplemental disclosures of cash flow information:
Income taxes paid	$45,027	$25,437	$34,139
Purchases of property and equipment included in accounts payable and accrued expenses	$4,551	$4,210	$4,226

Supplemental Financial Information

Net Sales by Product Category:

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands)	2021	2020	2019	2021	2020	2019
Musculoskeletal Solutions	$224,623	$215,361	$197,757	$876,780	$748,446	$738,377
Enabling Technologies	25,398	18,084	13,910	81,322	40,596	46,991
Total net sales	$250,021	$233,445	$211,667	$958,102	$789,042	$785,368

Liquidity and Capital Resources:

	December 31,	December 31,
(In thousands)	2021	2020
Cash, cash equivalents, and restricted cash	$193,069	$239,397
Short-term marketable securities	250,378	187,344
Long-term marketable securities	562,475	358,522
Total cash, cash equivalents, restricted cash and marketable securities	$1,005,922	$785,263

The following tables reconcile GAAP to Non-GAAP financial measures.

Non-GAAP Adjusted EBITDA Reconciliation Table:

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands, except percentages)	2021	2020	2019	2021	2020	2019
Net income/(loss)	$15,106	$52,957	$45,530	$149,191	$102,285	$155,210
Interest (income)/expense, net	(1,939)	(2,953)	(4,452)	(9,297)	(13,952)	(17,406)
Provision for income taxes	4,722	9,256	8,920	31,216	23,614	34,736
Depreciation and amortization	16,829	16,904	14,046	69,867	62,874	52,734
EBITDA	34,718	76,164	64,044	240,977	174,821	225,274
Stock-based compensation expense	7,805	5,935	6,437	30,586	27,073	26,085
Provision for litigation	5,410	(188)	565	5,921	9	2,190
Acquisition related costs/licensing	2,934	2,698	1,652	19,622	5,877	3,664
Acquisition of in-process research and development	34,312	—	—	34,312	24,418	—
Adjusted EBITDA	$85,179	$84,609	$72,698	$331,418	$232,198	$257,213

Net income/(loss) as a percentage of net sales	6.0%	22.7%	21.5%	15.6%	13.0%	19.8%
Adjusted EBITDA as a percentage of net sales	34.1%	36.2%	34.3%	34.6%	29.4%	32.8%

Non-GAAP Net Income Reconciliation Table:

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands)	2021	2020	2019	2021	2020	2019
Net income/(loss)	$15,106	$52,957	$45,530	$149,191	$102,285	$155,210
Provision for litigation	5,410	(188)	565	5,921	9	2,190
Amortization of intangibles	4,556	4,788	3,397	18,526	16,831	13,809
Acquisition related costs/licensing	2,934	2,698	1,652	19,622	5,877	3,664
Acquisition of in-process research and development	34,312	—	—	34,312	24,418	—
Tax effect of adjusting items	(11,245)	(1,086)	(920)	(16,151)	(4,504)	(3,581)
Non-GAAP net income/(loss)	$51,073	$59,169	$50,224	$211,421	$144,916	$171,292

Non-GAAP Diluted Earnings Per Share Reconciliation Table:

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands)	2021	2020	2019	2021	2020	2019
Diluted earnings per share, as reported	$0.14	$0.52	$0.44	$1.44	$1.01	$1.52
Provision for litigation	0.06	—	0.01	0.06	—	0.02
Amortization of intangibles	0.04	0.05	0.03	0.18	0.17	0.14
Acquisition related costs/licensing	0.03	0.03	0.02	0.19	0.06	0.04
Acquisition of in-process research and development	0.33	—	—	0.33	0.24	—
Tax effect of adjusting items	(0.11)	(0.01)	(0.01)	(0.16)	(0.04)	(0.04)
Non-GAAP diluted earnings per share	$0.49	$0.58	$0.49	$2.04	$1.44	$1.68

*amounts might not add due to rounding

Non-GAAP Free Cash Flow Reconciliation Table:

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands)	2021	2020	2019	2021	2020	2019
Net cash provided by operating activities	$76,253	$80,184	$54,266	$276,274	$198,793	$171,975
Purchases of property and equipment	(17,045)	(14,063)	(15,793)	(56,898)	(63,658)	(70,750)
Free cash flow	$59,208	$66,121	$38,473	$219,376	$135,135	$101,225

Non-GAAP Net Sales on a Constant Currency Basis Comparative Table:

	Three Months Ended		Reported	Currency Impact on	Constant Currency
	December 31,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2021	2020	Growth	Period Net Sales	Growth
United States	$212,963	$198,749	7.2%	$—	7.2%
International	37,058	34,696	6.8%	645	8.7%
Total net sales	$250,021	$233,445	7.1%	$645	7.4%

	Year Ended		Reported	Currency Impact on	Constant Currency
	December 31,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2021	2020	Growth	Period Net Sales	Growth
United States	$819,571	$664,454	23.3%	$—	23.3%
International	138,531	124,588	11.2%	(1,613)	9.9%
Total net sales	$958,102	$789,042	21.4%	$(1,613)	21.2%

Contact:

Brian Kearns

Senior Vice President, Business Development and Investor Relations

Phone: (610) 930-1800

Email: investors@globusmedical.com

www.globusmedical.com